Exhibit 99.1

For Immediate Release March 2, 2004	www.fairchildsemi.com
Corporate Communications:
Fran Harrison
207-775-8576
fran.harrison@fairchildsemi.com

Investor Relations:
Dan Janson
207-775-8660
investor@fairchildsemi.com

Public Relations Firm:
Barbara Ewen m
CHEN PR
781-466-8282
bewen@chenpr.com

NEWS RELEASE

Fairchild Semiconductor Raises First Quarter 2004
Revenue Guidance

• Revenues Expected to be 3 to 5% higher than
Fourth Quarter 2003

• Strong, Broad-Based Demand Continues for Power Products

South Portland, Maine — Fairchild Semiconductor (NYSE: FCS), the leading supplier of high performance products that optimize power, today announced the company now expects its first quarter revenues to be 3 to 5% higher than the fourth quarter 2003 due to continued robust, broad-based demand. Fairchild previously guided 1 to 4% sequential revenue growth.

Fairchild’s President, CEO and Chairman of the Board, Kirk Pond, speaking at the Raymond James Institutional Investors Conference, commented, “We continue to book orders at a very strong pace, driving our 13 week backlog up 8% from the start of the quarter. With the exception of the week of Chinese New Year, we have booked at roughly the same, very robust rate as the prior quarter. Demand remains broad-based with particular strength in the consumer end market, where bookings are tracking well above the prior quarter, driving our backlog for this end market 24% higher since the start of the quarter. Bookings into the display end market are also running ahead of last quarter’s order rate, increasing backlog more than 6%. The computing, industrial, communications, and automotive end markets began picking up, as expected, after Chinese New Year. Through the first two months of this quarter, distribution re-sales continue to be robust, and distribution inventories remain lean at just under 12 weeks supply on hand.

“Average lead times have increased to over 11 weeks while our overall factory utilization rate continues to exceed 90%,” stated Pond. “Fairchild is in good shape to support this increased demand through the current expansion at our 8 inch wafer fab in Mountaintop, Pennsylvania, as well as our on-going production ramp at our new, state-of-the-art assembly and test facility in Suzhou, China. We’re continuing to execute our plans to accelerate capital expenditures into the first half of 2004 to prudently increase capacity to support our customers and grow our business. Fairchild is well positioned to grow at or above the growth rate for our target markets.

“Our demand visibility continues to increase with much of this quarter’s bookings scheduled for delivery in the second quarter of 2004,” said Pond. “The longer lead times are generating a more favorable pricing environment reflected in our backlog for second quarter, especially for low voltage products and standard analog. Our new power products continue to gain market share and drive higher revenue as well. Driving the demand for these new power products are factors including the need for longer battery life, requirements for smaller and lighter power supplies, the need to extend service life of consumer electronics and appliances, as well as the latest energy efficiency guidelines such as Energy Star and Blue Angel. Fairchild has a lot of momentum going forward, and I’m very optimistic about our future performance.”

Fairchild expects to report its first quarter financial results before the market opens on April 15, 2004.

About Fairchild Semiconductor:
Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild’s components are used in computing, communications, consumer, industrial and automotive applications. Fairchild’s 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

Special Note on Forward-Looking Statements:
The paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors’ actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.